UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 22, 2010,  Advanced Life Sciences Holdings, Inc. (the “Company”), acting through the independent audit committee of the Company’s board of directors, entered into an agreement (the “Amended Exchange Agreement”) with Dr. Michael T. Flavin, the Company’s Chief Executive Officer, amending and restating the Amended and Restated Debt Exchange Agreement dated as of June 15, 2010 (the “Prior Exchange Agreement”).  The Amended Exchange Agreement provides that the Company’s $2 million promissory note with Dr. Flavin for equity securities will be exchanged for 47,619,047 shares of the Company’s common stock.  The price of $0.042 per share used in the exchange was the same price per share used in the Company’s recently completed public equity offering.  As a result of the exchange, the promissory note will be cancelled and retired.

The Prior Exchange Agreement provided that Dr. Flavin would exchange the promissory note for units at the same price per unit as those sold in the Company’s proposed registered public offering.  The Company closed its offering on July 7, 2010 and issued 379,188 units at a public offering price of $4.20 per unit.  Each unit consisted of (i) 100 shares of the Company’s common stock, (ii) 100 stock warrants to purchase shares of common stock at an exercise price of $0.042 per share (the “Stock Warrants”) and (iii) one warrant to purchase an additional unit, consisting of 100 shares of common stock and 100 Stock Warrants, at an exercise price of $4.20 per additional unit (the “Unit Warrants”).  Under the terms of the Prior Exchange Agreement, Dr. Flavin would have received 47,619,047 shares of common stock, 47,619,047 Stock Warrants and 476,190 Unit Warrants.  In the Amended Exchange Agreement, Dr. Flavin agreed with the Company to complete the proposed exchange without receiving any Stock Warrants or Unit Warrants.

The Amended Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  The above description of the material terms of the Amended Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02.              Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, the Company’s entered into an agreement providing for an exchange of the Company’s $2 million promissory note with Dr. Flavin for 47,619,047 shares of the Company’s common stock.  The text of Item 1.01 above is incorporated herein by reference.

The shares of common stock issued in the exchange have not been registered under the federal or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and the rules and regulations promulgated thereunder.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Second Amended and Restated Debt Exchange Agreement between Advanced Life Sciences Holdings, Inc. and Dr. Michael T. Flavin, dated as of July 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: July 22, 2010	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Debt Exchange Agreement between Advanced Life Sciences Holdings, Inc. and Dr. Michael T. Flavin, dated as of July 22, 2010.